As filed with the Securities and Exchange Commission on December 3, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

_______________________

New York	7311	13-1514814
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, NY 10017
(212) 415-3600
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_______________________

Copies To:

Louis F. Januzzi
Senior Vice President, General Counsel and Secretary
Omnicom Group Inc.
280 Park Avenue, New York, NY 10017
(212) 415-3600
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

_______________________

With a copy to:

Rory Hood Jones Day 250 Vesey Street New York, NY 10281 212-326-3814

_______________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

_______________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2025

$2,764,972,000

OMNICOM GROUP INC.

Offers to Exchange

All of the Outstanding Restricted 4.650% Senior Notes Due 2028 Issued on December 2, 2025
for Newly Issued and Registered 4.650% Senior Notes Due 2028

All of the Outstanding Restricted 4.750% Senior Notes Due 2030 Issued on December 2, 2025
for Newly Issued and Registered 4.750% Senior Notes Due 2030

All of the Outstanding Restricted 2.400% Senior Notes Due 2031 Issued on December 2, 2025
for Newly Issued and Registered 2.400% Senior Notes Due 2031

All of the Outstanding Restricted 5.375% Senior Notes Due 2033 Issued on December 2, 2025
for Newly Issued and Registered 5.375% Senior Notes Due 2033

All of the Outstanding Restricted 3.375% Senior Notes Due 2041 Issued on December 2, 2025
for Newly Issued and Registered 3.375% Senior Notes Due 2041

All of the Outstanding Restricted 5.400% Senior Notes Due 2048 Issued on December 2, 2025
for Newly Issued and Registered 5.400% Senior Notes Due 2048

_______________________

On December 2, 2025, in connection with the completion of Omnicom Group Inc.’s (“Omnicom”) acquisition of The Interpublic Group of Companies, Inc. (“IPG”), Omnicom issued $451,426,000 aggregate principal amount of restricted 4.650% Senior Notes due 2028 (the “Original 2028 Notes”), $591,859,000 aggregate principal amount of restricted 4.750% Senior Notes due 2030 (the “Original 2030 Notes”), $457,358,000 aggregate principal amount of restricted 2.400% Senior Notes due 2031 (the “Original 2031 Notes”), $278,341,000 aggregate principal amount of restricted 5.375% Senior Notes due 2033, (the “Original 2033 Notes”), $494,331,000 aggregate principal amount of restricted 3.375% Senior Notes due 2041 (the “Original 2041 Notes”) and $491,657,000 aggregate principal amount of restricted 5.400% Senior Notes due 2048 (the “Original 2048 Notes”) in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) in exchange for outstanding notes with the same interest rates and maturities issued by IPG. We refer herein to the Original 2028 Notes, the Original 2030 Notes, the Original 2031 Notes, the Original 2033 Notes, the Original 2041 Notes and the Original 2048 Notes, collectively, as the “Original Notes.”

Omnicom is offering to exchange up to $451,426,000 aggregate principal amount of new 4.650% Senior Notes due 2028 (the “New 2028 Notes”), $591,859,000 aggregate principal amount of new 4.750% Senior Notes due 2030 (the “New 2030 Notes”), $457,358,000 aggregate principal amount of new 2.400% Senior Notes due 2031 (the “New 2031 Notes”), $278,341,000 aggregate principal amount of new 5.375% Senior Notes due 2033 (the “New 2033 Notes”), $494,331,000 aggregate principal amount of new 3.375% Senior Notes due 2041 (the “New 2041 Notes”) and $491,657,000 aggregate principal amount of new 5.400% Senior Notes due 2048 (the “New 2048 Notes”) for outstanding Original Notes of the applicable series. We refer to the New 2028 Notes, the New 2030 Notes, the New 2031 Notes, the New 2033 Notes, the New 2041 Notes and the New 2048 Notes, collectively, as the “Exchange Notes.” We refer herein to the Original Notes and the Exchange Notes, collectively, as the “Notes.” We refer to the offers to exchange, collectively, as the “Exchange Offers.”

The terms of each series of Exchange Notes are substantially identical to the terms of the corresponding series of Original Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions and registration rights applicable to the Original Notes will not apply to the Exchange Notes. Each series of Exchange Notes will be part of the same series as the corresponding series of Original Notes and will be issued under the same

Indenture (as defined herein). The Exchange Notes will be exchanged for Original Notes of the corresponding series in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offers.

You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offers.

The Exchange Offers expire at 5:00 p.m. New York City time on            , 2025 unless extended, which we refer to as the “Expiration Date.”

We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

_______________________

You should consider carefully the risk factors beginning on page 7 of this prospectus before deciding whether to participate in the Exchange Offers.

Neither the Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is            , 2025.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attention: Corporate Secretary; Telephone: (212) 415-3600. In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than            , 2025, which is five full business days before you must make a decision regarding the Exchange Offers.

_____________________________________

This prospectus may only be used where it is legal to make the Exchange Offers and by a broker-dealer for resales of Exchange Notes acquired in the Exchange Offers where it is legal to do so.

This prospectus and the information incorporated by reference summarize documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus and the information incorporated by reference. In deciding whether to exchange your Original Notes, you must rely on your own examination of such documents, our business and the terms of the offering and the Exchange Notes, including the merits and risks involved.

We make no representation to you that the Exchange Notes are a legal investment for you. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Exchange Notes. Neither the delivery of the prospectus nor any exchange made pursuant to this prospectus implies that any information set forth in or incorporated by reference in this prospectus is correct as of any date after the date of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

References in this prospectus to the terms “we,” “us,” “the Company” or “Omnicom” or other similar terms mean Omnicom Group Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

i

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investors” page of our website at https://www.omnicomgroup.com. We do not intend for information contained on or accessible through our website to be part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:

•        our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 5, 2025;

•        our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on April 16, 2025, July 16, 2025 and October 22, 2025, respectively; and

•        our Current Reports on Form 8-K, as filed with the SEC on March 7, 2025, March 14, 2025, March 19, 2025, May 9, 2025, May 14, 2025, June 23, 2025, August 11, 2025, August 25, 2025, September 9, 2025, September 30, 2025, October 30, 2025, November 26, 2025, November 26, 2025 and December 2, 2025; and

•        our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2025, that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.

Omnicom Group Inc.
Attn: Corporate Secretary
280 Park Avenue
New York, NY
Telephone Number: (212) 415-3600

ii

SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus, including the documents we have incorporated by reference. Because this is a summary, it does not contain all the information that may be important to you. We urge you to read carefully this entire prospectus, including the consolidated financial statements of Omnicom and IPG and the related notes, as well as the other documents incorporated by reference. Investing in the Notes involves risks, as described in the “Risk Factors” section contained herein.

Omnicom Group Inc.

Omnicom is a corporation incorporated under the laws of the state of New York. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “OMC.” We are a leading marketing and sales company, built for intelligent growth in the next era. Powered by Omni, Omnicom’s Connected Capabilities unite our world-class agency brands, exceptional talent and deep domain expertise across media, commerce, precision marketing, advertising, production, health, public relations, branding and experiential to address clients’ critical growth priorities and deliver sustainable growth.

Our principal executive offices are located at 280 Park Avenue, New York, New York 10017 and our telephone number is (212) 415-3600. For additional information about Omnicom and its subsidiaries, see the documents incorporated by reference in this prospectus in the sections entitled “Where You Can Find Additional Information” and “Information We Incorporate by Reference.”

The Merger

On November 26, 2025, Omnicom completed its merger with IPG (the “Merger”), whereby EXT Subsidiary Inc. (“Merger Sub”), a direct, wholly owned subsidiary of Omnicom, merged with and into IPG, with IPG surviving as a wholly owned subsidiary of Omnicom, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among Omnicom, Merger Sub and IPG on December 8, 2024.

Under the terms of the Merger Agreement, each share of common stock, par value $0.10 per share, of IPG issued and outstanding immediately prior to the effective time of the Merger (other than certain excluded shares) was converted into and thereafter represented the right to receive 0.344 shares of common stock, $0.15 par value per share, of Omnicom and cash in lieu of fractional shares.

IPG Exchange Offers

On August 11, 2025, Omnicom and IPG announced that, in connection with the Merger, Omnicom had commenced offers to exchange all outstanding notes of certain series issued by IPG, for up to $2.95 billion aggregate principal amount of new notes issued by Omnicom (the “IPG Exchange Offers”).

The IPG Exchange Offers were completed on December 2, 2025. We issued $2,764,972,000 aggregate principal amount of Original Notes in exchange for outstanding notes with the same interest rates and maturities issued by IPG, resulting in the exchange of (i) $451,426,000 aggregate principal amount of its registered 4.650% Senior Notes due 2028 for an equal principal amount of our outstanding Original 2028 Notes, (ii) $591,859,000 aggregate principal amount of its registered 4.750% Senior Notes due 2030 for an equal principal amount of its outstanding Original 2030 Notes, (iii) $457,358,000 aggregate principal amount of its registered 2.400% Senior Notes due 2031 for an equal principal amount of its outstanding Original 2031 Notes, (iv) $278,341,000 aggregate principal amount of its registered 5.375% Senior Notes due 2033 for an equal principal amount of our outstanding Original 2033 Notes, (v) $494,331,000 aggregate principal amount of its registered 3.375% Senior Notes due 2041 for an equal principal amount of our outstanding Original 2041 Notes, and (vi) $491,657,000 aggregate principal amount of its registered 5.400% Senior Notes due 2048 for an equal principal amount of our outstanding Original 2048 Notes.

The Exchange Offers

The following summary contains basic information about the Exchange Offers. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Exchange Offers, see “The Exchange Offers.”

The Exchange Offers

We are offering to exchange up to (i) $451,426,000 aggregate principal amount of our registered 4.650% Senior Notes due 2028 for an equal principal amount of our outstanding Original 2028 Notes (CUSIP Nos. 681919BH8 and U68191AG7), (ii) $591,859,000 aggregate principal amount of our registered 4.750% Senior Notes due 2030 for an equal principal amount of our outstanding Original 2030 Notes (CUSIP Nos. 681919BJ4 and U68191AH5), (iii) $457,358,000 aggregate principal amount of our registered 2.400% Senior Notes due 2031 for an equal principal amount of our outstanding Original 2031 Notes (CUSIP Nos. 681919BK1 and U68191AJ1), (iv) $278,341,000 aggregate principal amount of our registered 5.375% Senior Notes due 2033 for an equal principal amount of our outstanding Original 2033 Notes (CUSIP Nos. 681919BL9 and U68191AK8), (v) $494,331,000 aggregate principal amount of our registered 3.375% Senior Notes due 2041 for an equal principal amount of our outstanding Original 2041 Notes (CUSIP Nos. 681919BM7 and U68191AL6), and (vi) $491,657,000 aggregate principal amount of our registered 5.400% Senior Notes due 2048 for an equal principal amount of our outstanding Original 2048 Notes (CUSIP Nos. 681919BN5 and U68191AM4). The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except for transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes. Each series of Exchange Notes will be part of the same series as the corresponding series of Original Notes and will be issued under the same Indenture (as defined herein). Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Purpose of the Exchange Offers	The Exchange Notes are being offered to satisfy our obligations under the registration rights agreement entered into at the time we issued and sold the Original Notes.
Expiration Date; Withdrawal of Tenders; Return of Original Notes Not Accepted for Exchange

The Exchange Offers will expire at 5:00 p.m., New York City time, on            , 2025 or on a later date and time to which we extend it. This prospectus refers to such time and date as the “Expiration Date.” Tenders of Original Notes in the Exchange Offers may be withdrawn at any time prior to the Expiration Date. We will exchange the Exchange Notes for validly tendered Original Notes promptly following the Expiration Date. This prospectus refers to such date of exchange as the “Exchange Date.” Any Original Notes that are not accepted for exchange for any reason will be returned by us, at our expense, to the tendering holder promptly after the expiration or termination of the Exchange Offers.

Procedures for Tendering Original Notes

Each holder of Original Notes wishing to participate in the Exchange Offers must follow procedures of The Depository Trust Company’s, or DTC, Automated Tender Offer Program, or “ATOP,” subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receives, prior to the Expiration Date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirms that:

•   DTC has received instructions to exchange your Original Notes; and

•   you agree to be bound by the terms of the letter of transmittal.

See “The Exchange Offers — Procedures for Tendering Original Notes.”

Consequences of Failure to Exchange Original Notes

You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Original Notes after we consummate the Exchange Offers. See “The Exchange Offers — Terms of the Exchange Offers” and “The Exchange Offers — Consequences of Failure to Exchange.”

Conditions to the Exchange Offers

The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes of the applicable series being tendered or accepted for exchange. The Exchange Offers are subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offers — Conditions to the Exchange Offers.”

Exchange Agent	D.F. King & Co., Inc. (“D.F. King”).
Certain U.S. Federal Income Tax Considerations

As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note of the corresponding series pursuant to the Exchange Offers will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange, a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.

Risk Factors	You should carefully read and consider the risk factors beginning on page 7 of this prospectus before deciding whether to participate in the Exchange Offers.

The Exchange Notes

The following is a brief summary of the principal terms of the Exchange Notes and is provided solely for your convenience. It is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Notes, see “Description of the Notes.”

Issuer	Omnicom Group Inc., a New York corporation.
Securities Offered

Up to $2,764,972,000 aggregate principal amount of Exchange Notes, consisting of up to $451,426,000 aggregate principal amount of 4.650% Senior Notes due 2028; up to $591,859,000 aggregate principal amount of 4.750% Senior Notes due 2030; up to $457,358,000 aggregate principal amount of 2.400% Senior Notes due 2031; up to $278,341,000 aggregate principal amount of 5.375% Senior Notes due 2033; up to $494,331,000 aggregate principal amount of 3.375% Senior Notes due 2041; and up to $491,657,000 aggregate principal amount of 5.400% Senior Notes due 2048.

Maturity Dates

The New 2028 Notes will mature on October 1, 2028; the New 2030 Notes will mature on March 30, 2030; the New 2031 Notes will mature on March 1, 2031; the New 2033 Notes will mature on June 15, 2033; the New 2041 Notes will mature on March 1, 2041; and the New 2048 Notes will mature on October 1, 2048.

Interest Rates

The New 2028 Notes will bear interest at 4.650% per year; the New 2030 Notes will bear interest at 4.750% per year; the New 2031 Notes will bear interest at 2.400% per year; the New 2033 Notes will bear interest at 5.375% per year; the New 2041 Notes will bear interest at 3.375% per year; and the New 2048 Notes will bear interest at 5.400% per year.

Accrual of Interest

Each series of Exchange Notes will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Original Notes accepted in the Exchange Offers.

Interest Payment Dates

We will pay interest on the Exchange Notes on:

•   April 1 and October 1 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2028 Notes and the New 2048 Notes;

•   March 30 and September 30 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2030 Notes;

•   March 1 and September 1 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2031 Notes and the New 2041 Notes;

•   June 15 and December 15 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2033 Notes;

In each case, if the record date for the first interest payment date occurs on or prior to the Exchange Date, the record date for the first interest payment date will be either the:

•   March 15 or September 15 immediately preceding the relevant interest payment date for the New 2028 Notes and the New 2048 Notes;

•   March 15 or September 15 immediately preceding the relevant interest payment date for the New 2030 Notes;

•   February 15 or August 15 immediately preceding the relevant interest payment date for the New 2031 Notes and the New 2041 Notes; and

•   June 1 or December 1 immediately preceding the relevant interest payment date for the New 2033 Notes.

Optional Redemption

We may redeem the Notes of each series, in whole or in part, at any time and from time to time at the applicable redemption price described herein under the caption “Description of the Notes — Optional Redemption.”

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a “Change of Control Triggering Event,” as defined under the caption “Description of the Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event” with respect to a series of Notes, we will be required to make an offer to repurchase the Notes of such series in cash at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants

The Indenture governing the Exchange Notes contains covenants that will restrict our ability, with certain exceptions, to:

•   incur debt secured by liens; and

•   merge into, or convey, transfer or lease all or substantially all the properties and assets of Omnicom.

See “Description of the Notes — Certain Covenants.”

Ranking

The Exchange Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured obligations, including all other unsubordinated debt securities that may be issued pursuant to the Indenture and from time to time outstanding. The Indenture does not restrict the issuance by us of senior unsecured debt. See “Description of the Notes — General.”

Form and Denomination	The Exchange Notes of each series will be issued in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility	The Exchange Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the Notes — Book-Entry, Delivery and Form.”
Same Day Settlement

Beneficial interests in the Exchange Notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

No Listing of the Exchange Notes	We do not intend to apply to list the Exchange Notes on any securities exchange or to have the Exchange Notes quoted on any automated quotation system.
Governing Law	The Exchange Notes and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”
Trustee, Registrar and Paying Agent	Deutsche Bank Trust Company Americas will be the trustee with respect to the Exchange Notes.
Risk Factors

See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by the holders of Original Notes before tendering their Original Notes in the Exchange Offers and investing in the Exchange Notes.

RISK FACTORS

The terms of the Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes that will not apply to the Exchange Notes. You should carefully consider the risks described below and all of the information contained in and incorporated by reference into this prospectus before making a decision on whether or not to participate in the Exchange Offers. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Relating to the Exchange Notes

Our holding company structure may affect our ability to meet our obligations under the Exchange Notes.

The Exchange Notes are the obligations solely of Omnicom. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and ability to make payments on our debt, including the Exchange Notes, are dependent upon the earnings of these subsidiaries. We are dependent on the distribution of earnings, loans or other payments by the subsidiaries to us to service our obligations in respect of the Exchange Notes and its other debt.

Our subsidiaries are separate and distinct legal entities. These subsidiaries have no obligation to pay any amounts due on the Exchange Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, repayment or making of loans or other payments. In addition, any payment or repayment of dividends, distributions, loans or advances by these subsidiaries to us could be subject to legal or contractual restrictions. Payments to us by the subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. If we do not have sufficient cash or liquidity is not otherwise available, we may not be able to make principal or interest payments on outstanding debt, including under the Exchange Notes.

Because of this structure, the Exchange Notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including liabilities to trade creditors), which means that creditors of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes). As of September 30, 2025, our operating subsidiaries had approximately $14.5 billion of outstanding liabilities, which includes trade payables and excludes intercompany liabilities.

Omnicom may not be able to repurchase the Exchange Notes upon a change of control.

Upon the occurrence of a Change of Control Triggering Event, unless Omnicom has exercised its option to redeem the Exchange Notes, each holder of Exchange Notes will have the right to require Omnicom to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If Omnicom experiences a Change of Control Triggering Event, there can be no assurance that Omnicom would have sufficient financial resources available to satisfy its obligations to repurchase the Exchange Notes. Omnicom’s failure to repurchase the Exchange Notes as required under the Indenture governing the Notes would result in a default under the Indenture, which could have material adverse consequences for Omnicom and the holders of the Exchange Notes. See “Description of the Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event.”

The Exchange Notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact holders of the Exchange Notes.

We are not restricted under the terms of the Exchange Notes from incurring additional debt or repurchasing our securities. In addition, the Indenture will not contain any covenants which require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Exchange Notes could have the effect of diminishing our ability to make payments on the Exchange Notes.

An active trading market for the Exchange Notes may not develop.

Each series of Exchange Notes are a new issue of securities with no established trading market. The Exchange Notes will not be listed on any securities exchange or included in any automated quotation system. We cannot provide you with any assurance regarding whether a trading market for the Exchange Notes will develop, the ability of holders of the Exchange Notes to sell their notes or the prices at which holders may be able to sell their notes. There is no assurance that the trading market that existed for the Original Notes will be replicated in the corresponding Exchange Notes following the Exchange Offers. To the extent that an active trading market does not develop, the price at which you may be able to sell the Exchange Notes, if at all, may be less than the price you pay for them. If a trading market for the Exchange Notes does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the Exchange Notes. The price for the Exchange Notes will depend on many factors, including:

•        our credit ratings with major credit rating agencies;

•        the prevailing interest rates being paid by other companies similar to us;

•        our financial condition, financial performance and future prospects; and

•        the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Exchange Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including Omnicom. A negative change in our rating could have an adverse effect on the price of the Exchange Notes.

If you fail to exchange your Original Notes, they will continue to be restricted securities and will likely become less liquid.

Original Notes that you do not tender, or that we do not accept, will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for Original Notes of the corresponding series pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers — Procedures for Tendering Original Notes” and “The Exchange Offers — Conditions to the Exchange Offers.” These procedures and conditions include timely receipt by the exchange agent of a confirmation of book-entry transfer of the Original Notes being tendered and an agent’s message from DTC.

Because we anticipate that all or substantially all holders of Original Notes will elect to exchange their Original Notes in these Exchange Offers, we expect that the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Original Notes of the applicable series outstanding. If you do not tender your Original Notes following the Exchange Offers, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes of each series is likely to be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein or therein include certain “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the United States Private Securities Litigation Reform Act of 1995, as amended. In addition, from time to time, Omnicom or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements, other than statements of historical fact, included or incorporated by reference in this prospectus, may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. No assurances can be given that the forward-looking statements contained or incorporated by reference in this prospectus will occur as projected and actual results may differ materially from those included in this prospectus. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are outside our control, that could cause actual results to differ materially from those included in this prospectus. These risks and uncertainties include, without limitation, those discussed under the heading “Risk Factors” in this prospectus and:

•        risks relating to the merger between Omnicom and IPG, including: uncertainties associated with the merger may cause a loss of both companies’ management personnel and other key employees, and cause disruptions to both companies’ business relationships and a loss of clients; Omnicom and IPG have incurred and are expected to continue to incur significant costs in connection with the merger and integration; we may not integrate the business and operations of IPG successfully in the expected time frame; the merger may result in a loss of clients, service providers, vendors, joint venture participants and other business counterparties; and the combined company may fail to realize all or some of the anticipated benefits of the merger or fail to effectively manage its expanded operations;

•        adverse economic conditions and disruptions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise our major markets, labor and supply chain issues affecting the distribution of our clients’ products, or a disruption in the credit markets;

•        international, national or local economic conditions that could adversely affect us or our clients;

•        losses on media purchases and production costs incurred on behalf of clients;

•        reductions in client spending, a slowdown in client payments or a deterioration or disruption in the credit markets;

•        the ability to attract new clients and retain existing clients in the manner anticipated;

•        changes in client marketing and communications services requirements;

•        failure to manage potential conflicts of interest between or among clients;

•        unanticipated changes related to competitive factors in the marketing and communications services industries;

•        unanticipated changes to, or the ability to hire and retain key personnel;

•        currency exchange rate fluctuations;

•        reliance on information technology systems and risks related to cybersecurity incidents;

•        effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence technologies and related partnerships in our business;

•        changes in legislation or governmental regulations affecting us or our clients;

•        risks associated with assumptions we make in connection with our acquisitions, critical accounting estimates and legal proceedings;

•        Our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries;

•        risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives; and

•        other business, financial, operational and legal risks and uncertainties detailed from time to time in our SEC filings.

Cautionary statements identifying important factors that could cause actual results to differ materially from expectations are set forth in this prospectus, including, without limitation, the forward-looking statements that are referred to above. In light of these risks, uncertainties and assumptions, you should not place any undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus, or any document incorporated by reference herein or therein not to occur. When considering forward-looking statements, you should review the risk factors and other cautionary statements set forth in (i) our filings with the SEC, including (A) the “Risk Factors” section in our most recently filed Annual Report on Form 10-K, (B) the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarters ended September 30, 2025, June 30, 2025 and March 31, 2025, (ii) future filings of ours with the SEC and (iii) the “Risk Factors” on page 7 of this prospectus. See “Where You Can Find Additional Information” and “Information We Incorporate by Reference.”

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the registration rights agreement relating to the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of the Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired or cancelled and cannot be reissued.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

In connection with the offer and sale of the Original Notes, we entered into a registration rights agreement with the dealer managers in the exchange offers for outstanding IPG notes in which the Original Notes were issued. We are making the Exchange Offers to satisfy our obligations under the registration rights agreement.

Terms of the Exchange Offers

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Exchange Notes for an equal principal amount of Original Notes. The terms of each series of Exchange Notes are substantially identical in all material respects to those of the corresponding series of Original Notes, except for the transfer restrictions and registration rights and related additional interest provisions relating to the Original Notes that will not apply to the Exchange Notes. Each series of Exchange Notes will be part of the same series as the corresponding series of Original Notes. Each series of Exchange Notes will be entitled to the benefits of the Indenture under which the corresponding series of Original Notes were issued. See “Description of the Notes.”

The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes of any series being tendered or accepted for exchange. As of the date of this prospectus, $451,426,000 aggregate principal amount of Original 2028 Notes, $591,859,000 aggregate principal amount of Original 2030 Notes, $457,358,000 aggregate principal amount of Original 2031 Notes, $278,341,000 aggregate principal amount of Original 2033 Notes, $494,331,000 aggregate principal amount of Original 2041 Notes and $491,657,000 aggregate principal amount of Original 2048 Notes were outstanding. Original Notes tendered in the Exchange Offers must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their Original Notes for Exchange Notes pursuant to the Exchange Offers generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement, to cause a registration statement to be filed with the SEC (of which this prospectus forms a part) with respect to the Exchange Notes. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offers, your Original Notes will continue to be subject to restrictions on transfer.

If any holder of the Original Notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offers, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

The Exchange Offers expire on the Expiration Date, which is 5:00 p.m., New York City time, on            , 2025 unless we, in our sole discretion, extend the period during which the Exchange Offers are open.

We reserve the right to extend the Exchange Offers at any time and from time to time prior to the Expiration Date by giving written notice to D.F. King, the exchange agent, and by public announcement communicated by no later than 5:00 p.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the Exchange Offers, all Original Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by us.

The Exchange Date will promptly follow the Expiration Date. We expressly reserve the right to:

•        extend the Exchange Offers, delay acceptance of Original Notes due to an extension of the Exchange Offers or terminate the Exchange Offers and not accept for exchange any Original Notes for any reason, including in the event that all of the conditions set forth under “— Conditions to the Exchange Offers” shall have occurred and shall not have been waived by us; and

•        amend the terms of the Exchange Offers in any manner, whether before or after any tender of the Original Notes.

If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offers, which would include any waiver of a material condition hereof, we will extend the offer period, if necessary, so that at least five business days remain in the Exchange Offers following notice of the material amendment or change, as applicable.

Unless we terminate the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date, we will exchange the Exchange Notes for the tendered Original Notes promptly after the Expiration Date, and will issue to the exchange agent Exchange Notes for Original Notes validly tendered, not validly withdrawn and accepted for exchange. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offers. See “— Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed or sent by us to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.

Procedures for Tendering Original Notes

To participate in the Exchange Offers, you must properly tender your Original Notes to the exchange agent as described below. We will only issue the Exchange Notes in exchange for the Original Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should follow carefully the instructions on how to tender your Original Notes. It is your responsibility to properly tender your Original Notes. No letter of transmittal or other document should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

If you have any questions or need help in exchanging your Original Notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You may tender your Original Notes using ATOP. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offers within two business days after this prospectus is mailed or sent to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Original Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange the Original Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it. The tender of Original Notes by you pursuant to the procedures set forth in this prospectus will constitute an agreement between you and Omnicom in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, neither us, the exchange agent, the trustee, nor any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the Exchange Offers.

In all cases, we will issue the Exchange Notes for the Original Notes that we have accepted for exchange under the Exchange Offers only after the exchange agent receives, prior to the Expiration Date: a book-entry confirmation of such number of the Original Notes into the exchange agent’s account at DTC and a properly transmitted agent’s message.

If we do not accept any tendered Original Notes for exchange, the unaccepted or non-exchanged Original Notes will be returned without expense to their tendering holder. Such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offers.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where those Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See “Plan of Distribution.”

Terms and Conditions Contained in the Letter of Transmittal

The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offers.

The transferring party tendering Original Notes for exchange will be deemed to have exchanged, assigned and transferred the Original Notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the tendered Original Notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The transferor will be required to agree that acceptance of any tendered Original Notes by us and the issuance of Exchange Notes in exchange for tendered Original Notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or beneficial holder of the Original Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offers generally, thereby certify that:

•        it is not an affiliate of ours or of our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•        the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the registered holder;

•        the transferor has not entered into, engaged in, does not intend to engage in, and has no arrangement or understanding with any other person to engage in, a distribution of the Exchange Notes issued to the transferor;

•        the transferor is not a broker-dealer who tendered IPG notes acquired directly from IPG or its subsidiaries for its own account in exchange for the Original Notes; and

•        the transferor is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offers.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal Rights

Original Notes tendered pursuant to the Exchange Offers may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name of the holder, the principal amount of Original Notes delivered for exchange, a statement that such holder is withdrawing such holder’s election to have such Original Notes exchanged and the number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. The exchange agent will return properly withdrawn Original Notes promptly following receipt of notice of withdrawal. Properly withdrawn Original Notes may be retendered by following the procedures described under “— Procedures for Tendering Original Notes” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties. None of us, the exchange agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of tenders or incur any liability for failure to give any such notification.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offers, the acceptance for exchange of Original Notes validly tendered and not validly withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For purposes of the Exchange Offers, we will be deemed to have accepted for exchange validly tendered Original Notes when and if we have given written notice to the exchange agent. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

The exchange agent will act as agent for the tendering holders of each series of Original Notes for the purposes of receiving corresponding series of Exchange Notes from us and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the Exchange Offers.

Conditions to the Exchange Offers

Notwithstanding any other provision of the Exchange Offers, or any extension of the Exchange Offers, we will not be required to issue Exchange Notes in exchange for any properly tendered Original Notes not previously accepted and may terminate the Exchange Offers by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to PR Newswire or other wire service, or, at our option, modify or otherwise amend the Exchange Offers, if, in our reasonable determination:

•        there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC:

•        seeking to restrain or prohibit the making or consummation of the Exchange Offers;

•        assessing or seeking any damages as a result thereof; or

•        resulting in a material delay in our ability to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offers; or

•        the Exchange Offers violate any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offers regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the Exchange Offers.

In addition, we reserve the right to take any action with respect to the Exchange Offer for one series of Original Notes (including, without limitation, extending, amending, terminating or waiving a condition to the Exchange Offer with respect to such series) without taking the same action with respect to the Exchange Offers for the other series of Original Notes.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for, any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the Indenture under which the Original Notes were issued under the Trust Indenture Act of 1939.

Exchange Agent

D.F. King has been appointed as the exchange agent for the Exchange Offers. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus or the accompanying letter of transmittal, should be directed to the exchange agent addressed as follows:

By E-mail:	By Registered or Certified Mail, By Overnight Courier or By Hand:	Confirmation:
Omnicom@dfking.com	28 Liberty Street, 53rd Floor New York, NY 10005 Attention: Michael Horthman	Banks and Brokers Call: (212) 401-9970 All Others Call Toll Free: (800) 290-6432

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service. The trustee and the exchange agent are not responsible for and make no representation as to the validity, accuracy or adequacy of this prospectus and any of its contents, and are not be responsible for any of our statements or any other person in this prospectus or in any document issued or used in connection with it or the Exchange Offers. The trustee and the exchange agent make no recommendation to any Holder whether to tender Original Notes pursuant to the Exchange Offers or to take any other action.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offers and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No person has been authorized to give any information or to make any representations in connection with the Exchange Offers other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the Exchange Offers will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.

The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the Exchange Offers in any jurisdiction.

Appraisal or Dissenters’ Rights

Holders of Original Notes will not have appraisal or dissenters’ rights in connection with the Exchange Offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Original Notes to us and the issuance of Exchange Notes in the Exchange Offers — unless we are instructed by a tendering holder to issue or cause to be issued Exchange Notes, or request that Original Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder. If transfer taxes are imposed for any such other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, if applicable, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due to such holder.

Income Tax Considerations

We advise you to consult your own tax advisors as to your particular circumstances and the effects of any U.S. federal, state, local or non-U.S. tax laws to which you may be subject.

The discussion in this prospectus is based upon the provisions of the Internal Revenue Code of 1986, as amended, which is herein referred to as the “Code,” Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange, a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Original Notes who do not exchange Original Notes for Exchange Notes in the Exchange Offers will continue to be subject to the restrictions on transfer of the Original Notes. In general, the Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

UPON COMPLETION OF THE EXCHANGE OFFERS, DUE TO THE RESTRICTIONS ON TRANSFER OF THE ORIGINAL NOTES AND THE ABSENCE OF SIMILAR RESTRICTIONS APPLICABLE TO THE EXCHANGE NOTES, IT IS HIGHLY LIKELY THAT THE MARKET, IF ANY, FOR ORIGINAL NOTES WILL BE LESS LIQUID THAN THE MARKET FOR EXCHANGE NOTES. CONSEQUENTLY, HOLDERS OF ORIGINAL NOTES WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFERS COULD EXPERIENCE SIGNIFICANT DIMINUTION IN THE VALUE OF THEIR ORIGINAL NOTES COMPARED TO THE VALUE OF THE EXCHANGE NOTES.

DESCRIPTION OF THE NOTES

The Notes (as defined below) will be issued under that certain indenture, dated as of February 21, 2020, among Omnicom Group Inc., a New York corporation, as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, and initially filed with the SEC as Exhibit 4.1 to Omnicom’s Current Report on Form 8-K, filed on February 21, 2020, as supplemented by one or more supplemental indentures to be dated as of the Expiration Date (such indenture, as so supplemented by any applicable supplemental indenture, the “Indenture”).

For purposes of this “Description of Notes,” Omnicom refers to the Original 2028 Notes and the New 2028 Notes, collectively, as the 2028 Notes; the Original 2030 Notes and the New 2030 Notes, collectively, as the 2030 Notes; the Original 2031 Notes and the New 2031 Notes, collectively, as the 2031 Notes; the Original 2033 Notes and the New 2033 Notes, collectively, as the 2033 Notes; the Original 2041 Notes and the New 2041 Notes, collectively, as the 2041 Notes; and the Original 2048 Notes and the New 2048 Notes, collectively, as the 2048 Notes.

Each series of Exchange Notes offered hereby and any corresponding series of the Original Notes not tendered pursuant to the terms hereof (collectively, the “Notes”), will be treated as a single class under the Indenture, including for purposes of determining whether the required percentage of holders have given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders of such series. The terms of each series of the Exchange Notes will be substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (“TIA”).

This Description of the Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Because this description is only a summary, you should refer to the Indenture for a complete description of Omnicom’s obligations and your rights. A copy of the Indenture is available on sec.gov and is also available for inspection during normal business hours at the offices of the trustee.

Certain terms used in this Description of the Notes are set forth under “— Defined Terms.”

General

The Notes

The Notes will:

•        be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•        be general unsecured obligations of Omnicom;

•        rank equally in right of payment with all existing and any future unsecured senior unsubordinated indebtedness of Omnicom;

•        rank senior in right of payment to any existing and future indebtedness of Omnicom that is subordinated to the Notes;

•        be effectively subordinated to any existing and future secured indebtedness of Omnicom to the extent of the assets securing such indebtedness; and

•        be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments of Omnicom’s subsidiaries.

•        each be issued as separate series and will constitute debt securities under the Indenture, and will be initially limited (subject in each case to the rights of Omnicom to create and issue additional notes as described under “— Further Issuances”) to an aggregate principal amount of:

•        $451,426,000 of the 2028 Notes;

•        $591,859,000 of the 2030 Notes;

•        $457,358,000 of the 2031 Notes;

•        $278,341,000 of the 2033 Notes;

•        $494,331,000 of the 2041 Notes;

•        $491,657,000 of the 2048 Notes;

•        mature on October 1, 2028 for the New 2028 Notes, March 30, 2030 for the New 2030 Notes, March 1, 2031 for the New 2031 Notes, June 15, 2033 for the New 2033 Notes, March 1, 2041 for the New 2041 Notes and October 1, 2048 for the New 2048 Notes;

•        not be convertible into any other security or have the benefit of any sinking fund; and

•        be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Book-Entry, Delivery and Form.”

Interest

Interest on the Notes will:

•        accrue at a rate of 4.650% per annum for the New 2028 Notes, at a rate of 4.750% per annum for the New 2030 Notes, at a rate of 2.400% per annum for the New 2031 Notes, at a rate of 5.375% per annum for the New 2033 Notes, at a rate of 3.375% for the New 2041 Notes and at a rate of 5.400% per annum for the New 2048 Notes;

•        accrue from the date of issuance or the most recent interest payment date on the corresponding series of Original Notes accepted in the Exchange Offers;

•        be payable in cash semi-annually in arrears on:

•        April 1 and October 1 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2028 Notes and the New 2048 Notes;

•        March 30 and September 30 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2030 Notes;

•        March 1 and September 1 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2031 Notes and the New 2041 Notes;

•        June 15 and December 15 of each year, commencing on the first interest payment date after the Exchange Date, for the New 2033 Notes;

•        be payable to the holders of record on the:

•        March 15 and September 15 immediately preceding the relevant interest payment date for the New 2028 Notes and the New 2048 Notes;

•        March 15 and September 15 immediately preceding the relevant interest payment date for the New 2030 Notes;

•        February 15 and August 15 immediately preceding the relevant interest payment date for the New 2031 Notes and the New 2041 Notes;

•        June 1 and December 1 immediately preceding the relevant interest payment date for the New 2033 Notes; and

•        be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment and Transfer

Principal of, premium and interest, if any, on the Notes will be payable, and the Notes may be surrendered for registration of transfer or exchange, at the office or agency maintained by us for such purpose which initially will be the office of the trustee, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256. Payment of principal of, premium and interest, if any, on the Notes in global form registered in the name of or held by the depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered holder of such global note.

A holder may transfer or exchange notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but Omnicom may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to certain specified terms).

All amounts of principal of, premium and interest, if any, on the Notes paid by us that remain unclaimed for two years after such payment was due and payable will be repaid to Omnicom on its request and the holders of such Notes will thereafter look solely to us for payment.

Optional Redemption

Prior to the applicable Par Call Date, Omnicom may redeem each series of the Notes at its option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•        (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the Notes to be redeemed discounted to the redemption date (assuming such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points with respect to the New 2028 Notes, 50 basis points with respect to the New 2030 Notes, 20 basis points with respect to the New 2031 Notes, 30 basis points with respect to the New 2033 Notes, 25 basis points with respect to the New 2041 Notes and 35 basis points with respect to the New 2048 Notes, less (b) interest accrued to the date of redemption, and

•        100% of the principal amount of the applicable series of notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, Omnicom may redeem the applicable Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Omnicom after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Omnicom shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining

Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If, on the third business day preceding the redemption date, H.15 TCM is no longer published, Omnicom shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Omnicom shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Omnicom shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

Omnicom’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The calculation or determination of the redemption price shall be made by Omnicom or on its behalf by such person as Omnicom shall designate. For the avoidance of doubt, the calculation or determination of the redemption price, including the determination of any Treasury Rate, shall not be the obligation or responsibility of the trustee or paying agent.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless Omnicom defaults in the payment of the redemption price and accrued interest). On or before any redemption date, Omnicom will deposit with a paying agent (or the trustee, if other than the paying agent) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date.

If less than all of the applicable notes of a series are to be redeemed, the notes to be redeemed shall be selected by such method as the trustee deems fair and appropriate, subject to the procedures of DTC as to global notes.

Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless Omnicom has exercised its option to redeem any or all series of Notes as described under “— Optional Redemption,” each holder will have the right to require us to repurchase all or a portion of such holder’s Notes pursuant to a change of control offer described below (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which Omnicom becomes aware that a Change of Control Triggering Event has occurred, or at its option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail or electronic delivery, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

Omnicom will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

To the extent that we are required to offer to repurchase any or all series of Notes upon the occurrence of a Change of Control Triggering Event, Omnicom may not have sufficient funds to purchase the Notes in cash at such time. In addition, Omnicom’s ability to purchase the Notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time. The failure to make such purchase would result in a default under the Indenture or the Notes.

Omnicom will be required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Indenture and the Notes, Omnicom will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Indenture and the Notes by virtue of any such compliance.

On each Change of Control Payment Date, the Indenture will provide that Omnicom will, to the extent lawful:

•        accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

•        deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

•        deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

“Below Investment Grade Rating Event” occurs if both the rating on the Notes is lowered by each of the Rating Agencies and such Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)    the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Omnicom and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Omnicom or one of its subsidiaries;

(2)    the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of Omnicom’s wholly owned subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding shares of Omnicom’s Voting Stock, measured by voting power rather than number of shares; or

(3)    the adoption of a plan relating to the liquidation or dissolution of Omnicom.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) Omnicom becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of Omnicom’s Voting Stock immediately prior to such transaction.

The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Omnicom and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Omnicom to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Omnicom and its subsidiaries taken as a whole to another Person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories) by Moody’s and BBB- (or its equivalent under any successor rating categories) by S&P, or, in each case, if such Rating Agency ceases to rate the Notes or fails to make a rating of such Notes publicly available for reasons outside of Omnicom’s control, the equivalent investment grade credit rating by the replacement agency selected by us in accordance with the procedures described below.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of Omnicom’s control, a “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, selected by Omnicom as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Certain Covenants

The Indenture will set forth covenants that will impose limitations and restrictions on Omnicom and will also set forth covenants which will be applicable to Omnicom and certain of its subsidiaries. The Indenture will not contain any provisions that would limit Omnicom’s ability to incur unsecured indebtedness or that would afford holders of Notes protection in the event of a sudden and significant decline in the credit quality or rating of Omnicom or a takeover, recapitalization or highly leveraged or similar transaction involving us. This section summarizes the material covenants of Omnicom in the Indenture.

Limitation on Liens

Omnicom will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, to secure any Debt of Omnicom’s, any direct or indirect Subsidiary or any other Person without securing the Notes equally and ratably with such Debt to which such Liens relate for so long as such Debt shall be so secured, other than:

•        Permitted Liens;

•        purchase money Liens upon or in any real property or equipment acquired or held by Omnicom or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

•        Liens existing on August 11, 2025;

•        Liens on property of a Person existing at the time such Person is merged into, consolidated with, or acquired by Omnicom or any Subsidiary of Omnicom or becomes a Subsidiary of Omnicom; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with us or such Subsidiary or acquired by Omnicom or such Subsidiary;

•        Liens granted by Subsidiaries of Omnicom to secure Debt owed to Omnicom or a wholly owned Subsidiary of Omnicom;

•        Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on Omnicom’s books or the books of its Subsidiaries, as the case may be, in conformity with U.S. GAAP;

•        Debt of a Person existing at the time such Person is merged into or consolidated with Omnicom or becomes a Subsidiary of Omnicom provided that such Debt was not created in contemplation of such merger, consolidation or acquisition;

•        Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above or Liens created in connection with any amendment, consent or waiver relating to such Debt, so long as such Lien does not extend to any other property, the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding) and the Debt so secured does not exceed the fair market value (as determined by Omnicom’s board of directors in good faith) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•        any assignment of accounts receivable (a) by and among Omnicom and its Subsidiaries or (b) pursuant to non-recourse factoring or similar arrangements or otherwise in an aggregate amount not to exceed in any fiscal year the greater of $1,000,000,000 (measured as the face value of such accounts receivable at the time of assignment) and 10% of the consolidated accounts receivable of Omnicom and its Subsidiaries as reflected in Omnicom’s consolidated balance sheet as of the end of the fiscal year of Omnicom most recently ended prior to such assignment for which financial statements are available; and

•        (a) Liens otherwise prohibited by this covenant, securing Debt or other obligations in an aggregate amount at any time outstanding plus (b) the aggregate face value at the time of assignment of accounts receivable assigned, the assignment of which is not otherwise permitted by the foregoing exceptions, in an aggregate amount not to exceed 20% of Consolidated Net Worth of Omnicom and its Subsidiaries as set forth in our most recently available financial statements.

Consolidation, Merger or Sale

Omnicom may not consolidate with or merge into, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” unless:

•        either (a) Omnicom is the successor person or (b) the successor person is an entity organized under the laws of the United States;

•        the successor person expressly assumes Omnicom’s obligations with respect to the debt securities and the Indenture;

•        immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•        Omnicom or the successor person has delivered to the trustee the certificates and opinions required under the Indenture.

Further Issuances

Omnicom will have the ability to “reopen” the Notes offered hereby and issue additional notes having the same terms, except with respect to the issue date, price to public, payment of interest accruing prior to the issue date of such additional Notes or except for the first payment of interest following the issue date of such additional Notes; provided, that if such additional Notes are not fungible with such Notes for United States federal income tax purposes, the additional Notes will have a separate CUSIP number. Any such additional Notes issued will be considered part of the same series of notes under the Indenture with the previously outstanding Notes of such series.

Certain Definitions

Set forth below are certain defined terms used in this Description of the Notes:

“Consolidated Net Worth” means the consolidated net worth of Omnicom, as determined in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases to the extent that such leases have been or should be, in accordance with U.S. GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Par Call Date” means July 1, 2028 in the case of the New 2028 Notes, December 30, 2029 in the case of the New 2030 Notes, December 1, 2030 in the case of the New 2031 Notes, March 15, 2033 in the case of the New 2033 Notes, September 1, 2040 in the case of the New 2041 Notes and April 1, 2048 in the case of the New 2048 Notes.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due and payable, or being contested in good faith by appropriate proceedings; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the asset subject to such Lien; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding voting stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

Defeasance

The Indenture provides that we may specify with respect to any series of Notes that after we have deposited with the trustee, cash or U.S. Government Obligations, in trust for the benefit of the holders sufficient (without consideration of any reinvestment of interest), in the opinion of an independent financial advisor, to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the Notes of such series when due, then Omnicom:

•        will be deemed to have paid and satisfied its obligations on all outstanding Notes of such series, which is known as “defeasance and discharge”; or

•        will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such Notes, relating to the Notes of such series, which is known as “covenant defeasance.”

In each case, Omnicom must also deliver to the trustee an opinion of counsel to the effect that the holders of the Notes of such series will have no federal income tax consequences as a result of such deposit.

When there is a defeasance and discharge, with limited exceptions, (1) the Indenture will no longer govern the Notes of such series, (2) Omnicom will no longer be liable for payment, and (3) the holders of the Notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, Omnicom will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Modification of the Indenture

The Indenture provides that Omnicom and the trustee may enter into supplemental indentures without obtaining the consent of any holder of Notes:

•        to cure any ambiguity, defect or inconsistency;

•        to comply with the Indenture’s provisions regarding successor corporations;

•        to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA;

•        to provide for global securities in addition to or in place of certificated Notes;

•        to add to, change or eliminate any of the provisions of the Indenture with respect to any series of Notes; although no such addition, change or elimination may apply to any series of Notes created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such Notes with respect to such provision, unless the amendment becomes effective only when there is no outstanding Notes of any series created prior to such amendment and entitled to the benefit of such provision;

•        in the case of subordinated Notes, to make any change in the provisions of the Indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•        to make any change that does not materially adversely affect in any material respect the legal rights of any holder;

•        to secure the Notes;

•        to add to Omnicom’s covenants or obligations under the Indenture for the protection of the holders or surrender any right, power or option conferred by the Indenture on us;

•        to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Notes by more than one trustee; or

•        to establish additional series of Notes as permitted by the Indenture.

The Indenture provides that Omnicom and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the Notes of a series, modify the Indenture or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

•        reduce the percentage of securities whose holders need to consent to the modification;

•        reduce the rate or change the time of payment of interest on the securities;

•        reduce the principal amount of or the premium, if any, on the securities;

•        change the fixed maturity of any of the securities;

•        reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•        reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;

•        waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);

•        change the currency in which any of the securities are payable;

•        impair the right to sue for the enforcement of any payment on or after the maturity of the securities; or

•        waive a redemption payment with respect to the securities or change any of the provisions with respect to the redemption of any securities.

Reports

Omnicom will covenant to deliver to the trustee, within 15 days after it is required to file the same with the Securities and Exchange Commission (the “Commission” or “SEC”), copies of the annual reports and of the information, documents, and other reports which Omnicom may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Omnicom will be deemed to have furnished such reports referred to above to the trustee and the holders, as applicable, if Omnicom has filed such reports with the SEC via its Electronic Data Gathering, Analysis and Retrieval (EDGAR) System filing system (or any successor system thereto) and such reports are publicly available. Omnicom will notify the trustee of the filing by email or otherwise. In addition, Omnicom agrees that, for so long as any notes of a series remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the Commission, Omnicom will furnish to the holders of the notes of such series and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

The Indenture provides that events of default regarding any series of Notes include:

•        failure to pay required interest on any debt security of such series for 30 days;

•        failure to pay principal, other than a scheduled installment payment, or premium, if any, on any Notes of the series when due;

•        failure to make any required deposit of any sinking fund payment when due;

•        failure to perform for 60 days after notice any other covenant in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Notes other than such series);

•        (A) Omnicom’s failure to make any payment by the end of any applicable grace period after maturity of its indebtedness, which term as used in the Indenture means obligations (other than nonrecourse obligations) of Omnicom’s for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $150 million and continuance of such failure, or (B) the acceleration of its indebtedness in an amount (taken together with the amounts in (A)) in excess of $150 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to Omnicom by the trustee or to Omnicom and the trustee by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable Notes, then the event of default by reason thereof shall be deemed not to have occurred; or

•        certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default (other than the bankruptcy provision) regarding Notes of any series issued under the Indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding Notes of such series may declare each Notes of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the Notes of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the Notes of such series. The holders of a majority in principal amount of Notes of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). Omnicom is required to file annually with the trustee a statement of an officer as to the fulfillment by Omnicom of its obligations under the Indenture during the preceding year.

Holders of a majority in principal amount of the outstanding Notes of any series are entitled to control certain actions of the trustee under the Indenture. Holders of a majority in principal amount of the outstanding Notes of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of the Notes of the affected series. The trustee generally may not be ordered or directed by any of the holders of Notes to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of Notes, the trustee may use any sums that it holds under the Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of Notes of such series.

Before any holder of any series of Notes may institute action for any remedy, except payment on the holder’s Notes when due, the holders of not less than 25% in principal amount of the Notes of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Book-Entry, Delivery and Form

Omnicom will issue the Exchange Notes issued in exchange for the Original Notes in the form of one or more permanent global securities (the “new global securities”). The new global securities will be deposited with, or on behalf of, the Depositary and issued to and registered in the name of the Depositary or its nominee. Except as set forth below, the new global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the new global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

The Depositary has advised Omnicom that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriter), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Omnicom expects that pursuant to procedures established by the Depositary, upon the deposit of the new global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the interest in the Exchange Notes represented by such new global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriter of the Exchange Notes. Ownership of beneficial interests in the new global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the new global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the new global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.

Such limits and laws may impair the ability to transfer or pledge beneficial interests in the new global securities.

So long as the Depositary, or its nominee, is the registered holder and owner of the new global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the Exchange Notes evidenced by the global certificates for all purposes of such Exchange Notes. Except as set forth below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the Exchange Notes represented by the new global securities registered in your name, you will not receive or be entitled to receive physical delivery of certificated Exchange Notes in definitive form and you will not be considered to be the owner or holder of any Exchange Notes under the new global securities. Omnicom understands that under existing industry practice, in the event an owner of a beneficial interest in the new global securities desires to take any action that the Depositary, as the holder of the new global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on Exchange Notes represented by the new global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the new global securities.

Omnicom expects that the Depositary or its nominee, upon receipt of any payment on the new global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the new global securities as shown on the records of the Depositary or its nominee. Omnicom also expects that payments by participants or indirect participants to owners of beneficial interest in the new global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Omnicom will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the new global securities for any Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the new global securities owning through such participants or indirect participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the new global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Omnicom nor the trustee will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Applicable Law

The Notes will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture is governed by the laws of the State of New York.

Concerning the Trustee

The trustee may engage in transactions with, or perform services for, Omnicom and its affiliates in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Certificated Note

If:

•        the Depositary notifies Omnicom that it is at any time unwilling or unable to continue as a depositary or the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

•        Omnicom, at its option, and subject to the procedures of the Depositary, notifies the trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture subject to the procedures of the Depositary; or

•        upon the occurrence of some other events as provided in the Indenture;

then, upon surrender by the Depositary of the global notes, certificated Exchange Notes will be issued to each person that the Depositary identifies as the beneficial owner of the Exchange Notes represented by the global notes. Upon the issuance of certificated Exchange Notes, the trustee will be required to register the certificated Exchange Notes in the name of that person or persons, or their nominee, and cause the certificated Exchange Notes to be delivered thereto.

Neither of Omnicom nor the trustee will be liable for any delay by the Depositary or any participant or indirect participant in the Depositary in identifying the beneficial owners of the related Exchange Notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes, including with respect to the registration and delivery, and the principal amount, of the Exchange Notes to be issued.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations to holders relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances (such as the effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements) or to holders subject to special rules, such as banks or other financial institutions, entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, regulated investment companies, real estate investment trusts, expatriates or former U.S. citizens or U.S. residents, insurance companies, brokers or dealers in securities or commodities, holders that use a mark-to-market method of accounting for their securities holdings, holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax, tax-exempt organizations, controlled foreign corporations (within the meaning of the Code), passive foreign investment companies (within the meaning of the Code), persons deemed to sell the Notes under the constructive sale provisions of the Code, persons holding the Notes in tax-deferred accounts, or persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction,” integrated security transaction or other risk reduction transaction. In addition, this discussion is limited to persons that hold the Notes as “capital assets” within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax (such as the gift tax, the estate tax and the Medicare tax) or the effect of any applicable state, local or non-U.S. tax laws. This summary is not binding on the Internal Revenue Service, or “IRS.” We have not sought and will not seek any rulings from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.

The exchange of an Original Note for an Exchange Note pursuant to the Exchange Offers will not constitute a taxable exchange of the Original Note for U.S. federal income tax purposes. Rather, the Exchange Note a holder receives will be treated as a continuation of the holder’s investment in the corresponding Original Note surrendered in the exchange. Consequently, a holder will not recognize any taxable income, gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offers, the holder’s holding period for an Exchange Note will include the holding period for the Original Note exchanged pursuant to the Exchange Offers, and the holder’s tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note immediately before such exchange.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. Holders are urged to consult their own tax advisor with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax considerations arising under other U.S. federal tax laws, the laws of any state, local or non-u.s. taxing jurisdiction or any applicable income tax treaty.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the Exchange Notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.

ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA and plans subject to Section 4975 of the Code (each such employee benefit plan or plan, a “Plan”), on entities whose underlying assets include plan assets by reason of a Plan’s investment in such entities and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the Exchange Notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the Exchange Notes satisfies these requirements.

An investor who is considering acquiring the Exchange Notes with the assets of a Plan must consider whether the acquisition and holding of the Exchange Notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Exchange Notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example, when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

Each Plan that intends to acquire the Exchange Notes should consider the fact that none of Omnicom, the trustee or any of their respective affiliates (collectively, the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the Exchange Notes under this offering except in each case where a prohibited transaction exemption applies, all the conditions of which have been met, or the transaction is not otherwise prohibited. The Transaction Parties are not undertaking to provide investment advice, impartial or otherwise, or advice based on any other particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to acquire or hold the Exchange Notes under this offering. All communications, correspondence and materials from the Transaction Parties with respect to the Exchange Notes are intended to be general in nature and are not directed at any specific purchaser of the Exchange Notes, and do not constitute advice regarding the advisability of investment in the Exchange Notes for any specific purchaser. The decision to acquire and hold the Exchange Notes must be made solely by each respective Plan’s fiduciary on an arm’s length basis.

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the Exchange Notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.

As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to other United States federal, state or local laws or non-U.S. laws that regulate its investments (a “Similar Law”). A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the Exchange Notes satisfies the requirements, if any, under any applicable Similar Law.

The Exchange Notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the Exchange Notes will be deemed to represent and warrant to us and the trustee that (1) (a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan, (b)(i) it is a Plan or an entity whose underlying assets include the assets of a Plan and the acquisition and holding of the Exchange Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) none of the Transaction Parties is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the Exchange Notes, or any interest therein, except in each case where a prohibited transaction exemption applies, all the conditions of which have been met, or the transaction is not otherwise prohibited pursuant to this offering memorandum, or (c) it is a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the Exchange Notes; and (2) it will notify us and the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the Exchange Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

These offers are not a representation by us that an acquisition of the Exchange Notes meets any or all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or entity whose underlying assets include the assets of a Plan.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) may exchange such Original Notes pursuant to the Exchange Offers. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offers. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offers and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offers and will indemnify the holders of the Original Notes against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the Exchange Offers, including the validity of the Exchange Notes, will be passed upon for Omnicom by Jones Day.

EXPERTS

The consolidated financial statements of Omnicom Group Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, contains an explanatory paragraph that states Omnicom acquired Flywheel Digital during 2024, and management excluded from its assessment of the effectiveness of Omnicom’s internal control over financial reporting as of December 31, 2024, Flywheel Digital’s internal control over financial reporting associated with 2% of total assets and 2% of total revenues included in the consolidated financial statements of Omnicom as of and for the year ended December 31, 2024. Our audit of internal control over financial reporting of Omnicom also excluded an evaluation of the internal control over financial reporting of Flywheel Digital.

The audited historical financial statements of The Interpublic Group of Companies, Inc. included on Exhibit 99.2 of Omnicom Group Inc.’s Current Report on Form 8-K dated November 26, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

oMNICOM gROUP INC.

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PROSPECTUS

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Offers to Exchange

All of the Outstanding Restricted 4.650% Senior Notes Due 2028 Issued on December 2, 2025
for Newly Issued and Registered 4.650% Senior Notes Due 2028

All of the Outstanding Restricted 4.750% Senior Notes Due 2030 Issued on December 2, 2025
for Newly Issued and Registered 4.750% Senior Notes Due 2030

All of the Outstanding Restricted 2.400% Senior Notes Due 2031 Issued on December 2, 2025
for Newly Issued and Registered 2.400% Senior Notes Due 2031

All of the Outstanding Restricted 5.375% Senior Notes Due 2033 Issued on December 2, 2025
for Newly Issued and Registered 5.375% Senior Notes Due 2033

All of the Outstanding Restricted 3.375% Senior Notes Due 2041 Issued on December 2, 2025
for Newly Issued and Registered 3.375% Senior Notes Due 2041

All of the Outstanding Restricted 5.400% Senior Notes Due 2048 Issued on December 2, 2025
for Newly Issued and Registered 5.400% Senior Notes Due 2048

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Omnicom’s restated certificate of incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions determined by a judgment or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. Omnicom’s bylaws provide that an officer or director will be indemnified against any costs or liabilities, including attorney’s fees and amounts paid in settlement with Omnicom’s consent in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law (the “NYBCL”).

Omnicom has entered into indemnification agreements with each of its executive officers, directors and certain other employees. Under the indemnification agreements, Omnicom agrees to indemnify the indemnitee to the fullest extent permitted by applicable law if the indemnitee is made, or is threatened to be made, a party to any proceeding (including a proceeding by or in the right of Omnicom to procure a judgment in its favor) against all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties and amounts paid in settlement) actually and necessarily incurred by indemnitee in connection with the proceeding. In addition, to the extent that the indemnitee is, by reason of his or her corporate status, a witness in any proceeding to which the indemnitee is not a party, Omnicom agrees to indemnify and hold harmless the indemnitee against all expenses actually and necessarily incurred by him or her or on his or her behalf in connection therewith. Omnicom also agrees, to the extent Omnicom maintains liability insurance applicable to agents of Omnicom or of any other enterprise which such agent serves at the request of Omnicom, the indemnitee will be covered by such policies in accordance with its or their terms to the maximum extent of the coverage available for any such agent under such policy or policies.

Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Omnicom has purchased liability insurance for its officers and directors as permitted by Section 726 of the NYBCL.

Item 21. Exhibits And Financial Statement Schedules.

(a)     Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit
3.1	Restated Certificate of Incorporation of Omnicom Group Inc. (Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and incorporated herein by reference).
3.2	By-laws of Omnicom Group Inc., as amended and restated on October 17, 2024 (Exhibit 3.1 to our Current Report on Form 8-K dated October 17, 2024 and incorporated herein by reference).
4.1

Base Indenture, dated as of February 21, 2020, among Omnicom Group Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee (“2020 Base Indenture”) (Exhibit 4.1 to our Current Report on Form 8-K filed on February 21, 2020 and incorporated herein by reference).

4.2

Fifth Supplemental Indenture to the 2020 Base Indenture, dated as of December 2, 2025, between Omnicom Group Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee (Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 2, 2025 and incorporated herein by reference).

4.3

Registration Rights Agreement, dated December 2, 2025, by and among Omnicom Group Inc., as issuer, and each of BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., as dealer managers (Exhibit 4.8 to the Company’s Current Report on Form 8-K dated December 2, 2025 and incorporated herein by reference).

5.1*	Opinion of Jones Day.
23.1*	Consent of KPMG LLP, as the independent registered accounting firm for Omnicom Group Inc.
23.2*	Consent of PricewaterhouseCoopers LLP, as the independent registered accounting firm for The Interpublic Group of Companies, Inc.
23.3*	Consent of Jones Day (Included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
25.1*	Form T-1 of Deutsche Bank Trust Company Americas, under the Trust Indenture Act of 1939.
99.1*	Form of Letter of Transmittal.
107*	Filing Fee Table.

____________

*        Filed herewith.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 3, 2025.

OMNICOM GROUP INC.
By:	/s/ Philip J. Angelastro
Name:	Philip J. Angelastro
Title:	Executive Vice President, Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Omnicom Group Inc., a New York corporation, whose signature appears below constitutes and appoints John D. Wren, Philip J. Angelastro and Louis F. Januzzi, as such person’s true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-4 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John D. Wren	Executive Vice President and Chief Executive Officer, Chairman of the Board of Directors	December 3, 2025
John D. Wren	(Principal Executive Officer)
/s/ Philip J. Angelastro	Executive Vice President and Chief Financial	December 3, 2025
Philip J. Angelastro	Officer (Principal Financial Officer)
/s/ Andrew L. Castellaneta	Senior Vice President, Chief Accounting Officer	December 3, 2025
Andrew L. Castellaneta	(Principal Accounting Officer)
/s/ Philippe Krakowsky	Co-President, Co-Chief Operating Officer	December 3, 2025
Philippe Krakowsky	Director
/s/ Mary C. Choksi	Director	December 3, 2025
Mary C. Choksi
/s/ Leonard S. Coleman, Jr.	Director	December 3, 2025
Leonard S. Coleman, Jr.
/s/ Mark D. Gerstein	Director	December 3, 2025
Mark D. Gerstein
/s/ Ronnie S. Hawkins	Director	December 3, 2025
Ronnie S. Hawkins
/s/ Deborah J. Kissire	Director	December 3, 2025
Deborah J. Kissire

Signature	Title	Date
/s/ Gracia C. Martore	Director	December 3, 2025
Gracia C. Martore
/s/ Patrick Q. Moore	Director	December 3, 2025
Patrick Q. Moore
/s/ Patricia Salas Pineda	Director	December 3, 2025
Patricia Salas Pineda
/s/ Linda Johnson Rice	Director	December 3, 2025
Linda Johnson Rice
/s/ Cassandra Santos	Director	December 3, 2025
Cassandra Santos
/s/ Valerie M. Williams	Director	December 3, 2025
Valerie M. Williams
/s/ E. Lee Wyatt Jr.	Director	December 3, 2025
E. Lee Wyatt Jr.